UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 8, 2018
Date of Report (Date of earliest event reported)
NU SKIN ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)
Delaware	001-12421	87-0565309
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
75 West Center Street Provo, Utah 84601
(Address of principal executive offices and zip code)
(801) 345-1000
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))
 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company □
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  □

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

Nu Skin Enterprises, Inc. Executive Severance Policy

On March 8, 2018, the Executive Compensation Committee ("Committee") of the Board of Directors of Nu Skin Enterprises, Inc. (the "Company") adopted the Nu Skin Enterprises, Inc. Executive Severance Policy (the "Policy"). The primary purpose of the Policy is to provide the payment of severance benefits to certain eligible executives of the Company upon termination of employment under certain circumstances.

Participation in the Policy is initially limited to those senior executives (each an "Executive") designated in the Policy: Ritch Wood, Chief Executive Officer; Ryan Napierski, President; Mark Lawrence, Executive Vice President and Chief Financial Officer; and D. Matthew Dorny, Executive Vice President, General Counsel and Secretary. The Committee may designate other executive employees as eligible to participate in the Policy. The Company's Executive Vice President of Product Development and Chief Scientific Officer, Joseph Y. Chang, is not designated as a participant in the Policy because he currently has an employment agreement with the Company that provides severance benefits.

The Policy requires the Executives to execute the Company's Key Employee Covenants Agreement to participate in the Policy.  The Key Employee Covenants Agreement, among other things, prohibits the Executives from competing with the Company until one year following termination of employment or engaging in other activities that may present a conflict of interest with their employment by the Company. While the Policy is in effect, any severance benefits provided to an eligible Executive must be paid pursuant to the Policy or pursuant to another express written agreement between the Company and the Executive entered into after the effective date of the Policy.

The Policy provides the following benefits in addition to any payments required by law:

1.
Termination by Company Without Cause or by Executive for Good Reason in Connection with a Change in Control: If the Company terminates the employment of an Executive without cause or if the Executive terminates his or her employment for good reason (generally meaning that the Executive's job responsibilities, compensation or benefits have been materially reduced without the Executive's consent), and the termination occurs within six months prior to and in connection with a change in control, as defined in the Policy, or within two years following such change in control, then the Company will pay the Executive a lump sum payment equal to the product of: (i) the sum of (A) the Executive's base salary as of the termination date plus (B) the annual target bonus, which includes the aggregate bonuses the Executive is eligible to earn for the incentive periods in the fiscal year in which the termination occurs (assuming attainment of corporate targets as established by the Committee for such fiscal year and irrespective of whether such targets are actually achieved and whether any annual target bonus for the fiscal year has already been paid); and (ii) a multiplier (of 2 for the CEO; 1.5 for all other Executives). In addition to the lump sum payment, the Company will also pay the Executive a lump sum payment equal to the earned bonus for each outstanding bonus cycle as of the date on which the termination occurs, pro-rated for the number of days the Executive was employed during that bonus cycle; provided that the Executive will be entitled to such a pro-rata bonus for an outstanding annual bonus cycle only if Executive's termination date occurs on or after March 31st of the year of termination.  In addition to these lump sum payments, the Company will also pay the Executive a payment equal to the total employer and employee cost of twelve months of health care continuation coverage under the Company's medical, dental, prescription drug and vision care group health plans.

2.
Other Termination by Company Without Cause or by Executive for Good Reason: If the Company terminates the employment of an Executive without cause, or if the Executive terminates his or her employment for good reason, and such termination does not occur within six months prior to and in connection with a change in control or within two years following such change in control, then the Company will pay the Executive a lump sum payment equal to the product of: (A) the Executive's base salary as of the termination date, and (B) a multiplier (of 1.5 for the CEO; 1.25 for all other Executives).  In addition to the lump sum payment, the Company will also pay the Executive a lump sum payment equal to the earned bonus for each outstanding bonus cycle as of the date on which the termination occurs, pro-rated for the number of days the Executive was employed during that bonus cycle; provided that the Executive will be entitled to such a pro-rata bonus for an outstanding annual bonus cycle only if Executive's termination date occurs on or after March 31st of the year of termination.  In addition to these lump sum payments, the Company will also pay the Executive the health care continuation payment described above.

3.
Termination by Reason of Death or Disability: If an Executive's employment is terminated by reason of the Executive's death or disability, the Executive will receive a lump sum payment equal to the earned bonus for each outstanding bonus cycle as of the date on which the termination occurs, pro-rated for the number of days the Executive was employed during that bonus cycle; provided that the Executive will be entitled to such a pro-rata bonus for an outstanding annual bonus cycle only if Executive's termination date occurs on or after March 31st of the year of termination. In the case of termination by reason of disability only, the Company will pay the Executive salary continuation, at the Executive's then-current base salary, until the earlier of the date the Executive is eligible for disability payments under the Company's group disability policies, or ninety days following the date of termination by reason of disability.

4.
Termination by Company for Cause; Voluntary Termination Without Good Reason; Retirement: An Executive will not be entitled to any additional severance payments or benefits under the terms of the Policy in the instance of the Executive's termination by the Company for Cause, or the Executive's voluntary termination or retirement without Good Reason.  Notwithstanding the foregoing, in the instance of an Executive's voluntary termination or retirement without Good Reason, the Company will pay the Executive a lump sum payment equal to 75% of the Executive's base salary under the terms of the Key Employee Covenants Agreement if the Company elects, in its sole discretion, to enforce the non-competition obligations in such Key Employee Covenants Agreement.

The Policy provides that, to the extent permitted under applicable law, an Executive must execute a general release of claims as a condition precedent to receiving any payments and benefits as provided under the Policy.

In any and all instances of an Executive's termination, the vesting and exercise of any equity awards that may be held by the Executive as of the Executive's termination will be determined in accordance with the applicable equity incentive plan and grant documentation for that Executive.

Payments under the Policy will be subject to all required withholding taxes. The Policy is intended to be exempt from Section 409A of the Internal Revenue Code, and includes provisions for adjustment to the timing of payments to minimize accelerated or additional tax pursuant to Section 409A of the Internal Revenue Code. The Policy also includes adjustment provisions intended to minimize the amount of any excise tax that may be payable pursuant to Sections 4999 and 280G of the Internal Revenue Code.

The Committee is responsible for administering the Policy, and it has discretion to interpret the Policy or waive its restrictions on participation in the Policy or maturity of benefits in certain circumstances. The Company may amend or terminate the Policy at any time and in any manner, subject to the following: (i) no amendment or termination of the Policy made during the period beginning six months prior to a change in control and continuing until the second anniversary of the change in control will become effective until the second anniversary of a change in control (provided that the Company will always have the ability to make any amendments required under law, including under Section 409A of the Internal Revenue Code), and (ii) unless waived by the Executive in writing, if any modification of the Policy decreases the benefits available to an Executive, the Company shall give written notice to the impacted Executive of such modification, and the modification will not be effective with respect to the Executive any sooner than one year from the date on which notice was provided to the impacted Executive. In certain circumstances, an amendment or termination of the Policy may provide a basis for a good reason termination under the Policy, if left uncured.

Amendment to Employment Agreement of Joseph Y. Chang

Effective as of March 8, 2018, the Company and Joseph Y. Chang entered into an Amendment to Dr. Chang's Employment Agreement dated as of April 16, 2015, to generally conform it to the terms of the Policy. As amended, the Employment Agreement provides that, upon the termination by the Company of Dr. Chang's employment without cause or by Dr. Chang for good reason in connection with a change in control of the Company, the amount paid by the Company will include Dr. Chang's annual base salary and target bonus multiplied by 1.5, rather than 1.25 as provided before his Employment Agreement was amended. The Employment Agreement was also amended to provide that Dr. Chang will only be entitled to be paid a Pro-Rata Target Bonus or Pro-Rata Earned Bonus for an annual bonus cycle if his termination date occurs on or after March 31st of the year of termination.

The Policy is attached hereto as Exhibit 10.1. The Amendment to Dr. Chang's Employment Agreement is attached hereto as Exhibit 10.2. The descriptions above are qualified in their entirety by reference to the Policy and the Amendment to Employment Agreement, respectively.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

10.1	Nu Skin Enterprises, Inc. Executive Severance Policy
10.2	Amendment to Employment Agreement between the Company and Joseph Y. Chang dated March 8, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
NU SKIN ENTERPRISES, INC.
 (Registrant)

/s/ Mark H. Lawrence
Mark H. Lawrence
 Chief Financial Officer

Date:  March 14, 2018